EXHIBIT 10.3
                                SECOND AMENDMENT
                                       TO
                       PREFERRED STOCK PURCHASE AGREEMENT


         THIS SECOND AMENDMENT TO PREFERRED STOCK PURCHASE AGREEMENT (the "Second Amendment") is made and entered into as of the 28th day of October, 1998 between Big Entertainment, Inc. (the "Company") and Auric Partners Limited (the "Purchaser").

                                R E C I T A L S:

         1. The Company and the Purchaser are parties to a Preferred Stock Purchase Agreement dated December 20, 1996, as amended by a First Amendment dated as of February 18, 1998 (together, the "Purchase Agreement"), pursuant to which the Purchaser acquired and holds 20,000 shares of the Company's 4% $100 Convertible Series C Preferred Stock (the "Preferred Stock").

         2. The parties desire to set forth their agreements as to certain further modifications to the terms of the Purchase Agreement and the Preferred Stock, all as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

         1. ADJUSTMENT TO CONVERSION PRICE. In consideration of the Purchaser's agreement to the provisions of this Second Amendment, the Conversion Price of the Preferred Stock shall be adjusted to $4.00 per share, which is based on the current market price of the Company's common stock (the "Common Stock"). The parties hereby agree and acknowledge that the foregoing adjustment in the Conversion Price is in complete satisfaction of any and all adjustments to the Conversion Price that may have occurred prior to the date of this Second Amendment.

         2. FUTURE ADJUSTMENTS TO CONVERSION PRICE. Notwithstanding anything in the Purchase Agreement to the contrary, the parties agree that:

            (a) The first paragraph of Section 3(f)(ii)(A) of the Articles of Amendment to Articles of Incorporation of Big Entertainment, Inc. for Designation of Preferences, Rights and Limitations of 4% $100 Series C Convertible Preferred Stock (the "Designation of Preferences") shall be amended to read as follows:

         "(A) In case at any time or from time to time after the Issuance Date, the Company issues or sells, or is deemed by the express provisions of this Section 3(f)(ii) to have issued or sold additional shares of Common Stock, for an Effective Price less than the Current Market Price in effect on the date of and immediately prior to such issue, then and in each such case the then-existing Conversion Price for the Series C Preferred Stock shall be reduced, as of the opening of business on the date of such issue or sale, to the price determined as follows:"


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            (b) Section 3(f)(ii)(A)(1) is hereby deleted in its entirety and
Section 3(f)(ii)(A)(2) shall be renumbered accordingly.

            (c) Section 3(f)(ii)(D) shall be amended to read as follows:

         "(D) Except as expressly provided herein, no adjustment in the Conversion Price of any share of Series C Preferred Stock shall be made in respect of the issue of additional shares of Common Stock unless the consideration per share for such additional shares of Common Stock issued or deemed to be issued by the Company is less than the Current Market Price in effect on the date of, and immediately prior to, such issue."

         The remaining provisions of said Section 3(f) shall remain unchanged and in full force and effect. The parties further agree and intend that Section 3(f) as amended in this Second Amendment shall apply from and after the date of this Second Amendment.

         3. SHARE DIVIDENDS. The Company may, at its sole option, pay dividends accruing on the Preferred Stock in the form of shares of Common Stock, the number of such shares so issued being based on the closing price of the Common Stock on the date immediately preceding the "Dividend Payment Date" (as defined in Section 2 of the Designation of Preferences of the Preferred Stock); provided, however, that when issued to the Purchaser, such shares of Common Stock are registered for resale under a registration statement (the "Registration Statement") filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), that has either been declared effective on or before the date of such issuance or is reasonably expected to be declared effective within 75 days of such issuance. In the event that the Registration Statement is not declared effective within such 75-day period, the Purchaser shall have the right to return such share dividend to the Company and receive instead a cash dividend equal to the value of the share dividend when originally issued.

         4. AUTOMATIC CONVERSION OF PREFERRED STOCK. All outstanding shares of Preferred Stock shall be automatically converted into shares of Common Stock immediately prior to the closing of the transactions effecting the organization of Huge Entertainment, Inc. (or any successor, affiliate or transferee thereof), as the successor in interest, directly or indirectly, to Big Entertainment's intellectual property business and the initial public offering thereof; provided, that such automatic conversion shall be effective if and only if such closing occurs; and, provided further, that any shares received by the Purchaser upon such closing be issued in a transaction that is registered under the Securities Act.

         5. AMENDMENT OF ARTICLES OF INCORPORATION. The parties agree that an Articles of Amendment to the Company's Articles of Incorporation effecting the foregoing modifications to the terms of the Preferred Stock shall be filed with the Florida Secretary of State as soon as reasonably practicable following the execution of this Second Amendment.

         6. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Purchase Agreement (including Exhibit A thereto).

         7. VALIDITY OF PURCHASE AGREEMENT. Except to the extent specifically amended herein, all of the terms of the Purchase Agreement shall remain unmodified.


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         8. GOVERNING LAW. This Second Amendment shall be enforced, governed and construed in all respects in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Florida.

         9. COUNTERPARTS. This Second Amendment may be executed in one or more counterparts, all of which may be considered one and the same agreement and each of which shall be deemed an original.

         IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Second Amendment as of the date first written above.

                                    COMPANY:

                                    BIG ENTERTAINMENT, INC.

                                    By: /s/ MITCHELL RUBENSTEIN
                                        ---------------------------------------
                                        Mitchell Rubenstein, Chairman of
                                        the Board and Chief Executive Officer

                                    PURCHASER:

                                    AURIC PARTNERS LIMITED

                                    By: /s/ WILLIAM NICHOLSON
                                        ---------------------------------------
                                        Name: William Nicholson
                                        Title:


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